Exhibit 1

Information Concerning Officers and
Directors of Abbott Laboratories

        The current corporate officers and directors of Abbott Laboratories are listed below. The address of Abbott Laboratories is: Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-6049. Abbott Laboratories does not consider all of its corporate officers to be executive officers as defined by the Securities Exchange Act of 1934 or Releases thereunder. Unless otherwise indicated, all positions set forth below opposite an individual's name refer to positions within Abbott Laboratories, and, where applicable, the business address listed for each individual not principally employed by Abbott Laboratories is also the address of the corporation or other organization which principally employs that individual.

NAME	POSITION/PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND BUSINESS ADDRESS	CITIZENSHIP

CORPORATE OFFICERS
Miles D. White[1]	Chairman of the Board and Chief Executive Officer and Director	U.S.A.
Jeffrey M. Leiden[1]	President and Chief Operating Officer, Pharmaceutical Products Group and Director	U.S.A.
Richard A. Gonzalez[1]	President and Chief Operating Officer, Medical Products Group and Director	U.S.A.
Christopher B. Begley[1]	Senior Vice President, Hospital Products	U.S.A.
Jose M. de Lasa[1]	Senior Vice President, Secretary and General Counsel	U.S.A.
William G. Dempsey[1]	Senior Vice President, International Operations	U.S.A.
Gary L. Flynn[1]	Senior Vice President, Ross Products	U.S.A.
Thomas C. Freyman[1]	Senior Vice President, Finance and Chief Financial Officer	U.S.A.
Greg W. Linder[1]	Vice President and Controller	U.S.A.
Thomas M. Wascoe[1]	Senior Vice President, Human Resources	U.S.A.
Lance B. Wyatt[1]	Senior Vice President, Specialty Products	U.S.A.
John Arnott	Vice President, Hospital Products Business Sector	United Kingdom
Catherine V. Babington	Vice President, Investor Relations and Public Affairs	U.S.A.
Michael G. Beatrice	Vice President, Corporate Regulatory and Quality Science	U.S.A.
William E. Brown, III	Vice President, Diagnostic Assays and Systems Development	U.S.A.

Douglas C. Bryant	Vice President, Diagnostics Commercial Operations, Europe, Africa and Middle East	U.S.A.
Gary R. Byers	Vice President, Audit	U.S.A.
Thomas F. Chen	Vice President, Pacific, Asia, and Africa Operations	U.S.A.
Michael J. Collins	Vice President, Diagnostics Commercial Operations, U.S. and Canada	U.S.A.
Thomas J. Dee	Vice President, Internal Audit	U.S.A.
Edward J. Fiorentino	Vice President, MediSense Products	U.S.A.
Stephen R. Fussell	Vice President, Compensation and Development	U.S.A.
Mark F. Gorman	Vice President, Ross Products, Medical Nutritionals	U.S.A.
Robert B. Hance	Vice President, Vascular Devices	U.S.A.
Guillermo A. Herrera	Vice President, European Operations	Colombia
Terrence C. Kearney	Vice President and Treasurer/Interim Vice President and Controller, Diagnostic Products	U.S.A.
James J. Koziarz	Vice President, Hepatitis/Retrovirus Research and Development and Assay Technical Support, Diagnostic Products	U.S.A.
John C. Landgraf	Vice President, Operations, Diagnostic Products	U.S.A.
Elaine R. Leavenworth	Vice President, Government Affairs	U.S.A.
Gerald Lema	Vice President, Diagnostics Operations, Asia and Pacific	U.S.A.
John M. Leonard	Vice President, Global Pharmaceutical Drug Development	U.S.A.
Holger Liepmann	Vice President, Japan Operations, Abbott International Division	Germany
John F. Lussen	Vice President, Taxes	U.S.A.
Richard J. Marasco	Vice President, Ross Products, Pediatrics	U.S.A.
Heather L. Mason	Vice President, Pharmaceutical Products, Specialty Operations	U.S.A.
P. Loreen Mershimer	Vice President, Hospital Products Business Sector	U.S.A.
Edward L. Michael	Vice President, Immunoassay/Clinical Chemistry, Diagnostic Products	U.S.A.

Karen L. Miller	Vice President, Information Technology	U.S.A.
Sean Murphy	Vice President, Global Licensing/New Business Development	U.S.A.
Joseph M. Nemmers, Jr.	Vice President, Global Commercial Operations, Diagnostic Products	U.S.A.
Daniel W. Norbeck	Vice President, Global Pharmaceutical Discovery	U.S.A.
Edward A. Ogunro	Vice President, Hospital Products Research and Development, Medical and Regulatory Affairs	U.S.A.
Roberto Reyes	Vice President, Latin America and Canada	Colombia
Mary T. Szela	Vice President, Pharmaceutical Products, Primary Care Operations	U.S.A.
James L. Tyree	Vice President, Global Licensing/New Business Development	U.S.A.
Steven J. Weger, Jr.	Vice President, Corporate Planning and Development	U.S.A.
Susan M. Widner	Vice President, Abbott HealthSystems	U.S.A.

        1 Pursuant to Item 401 (b) of Regulation S-K Abbott has identified these persons as "executive officers" within the meaning of Item 401 (b).

NAME	POSITION/PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND BUSINESS ADDRESS	CITIZENSHIP

DIRECTORS
Roxanne S. Austin	President and Chief Operating Officer DIRECTV 2230 E. Imperial Highway El Segundo, California 90245	U.S.A.
H. Laurance Fuller	Retired Co-Chairman, BP Amoco, p.l.c. c/o Primary Business Center 1111 E. Warrenville Road Suite 257 Naperville, Illinois 60563	U.S.A.
Richard A. Gonzalez	Officer of Abbott	U.S.A.

Jack M. Greenberg	Retired Chairman and Chief Executive Officer McDonald's Corporation 333 W. Wacker Drive Suite 1015 Chicago, Illinois 60606	U.S.A.
David A. Jones	Chairman of the Board Humana Inc. 500 W. Main Street Humana Building Louisville, Kentucky 40202	U.S.A.
Jeffrey M. Leiden	Officer of Abbott	U.S.A.
The Rt. Hon. Lord Owen CH	Physician, Politician, and Businessman House of Lords Westminster, London SW1A 0PW, England	United Kingdom
Boone Powell, Jr.	Retired Chairman Baylor Health Care System 9209 Westview Circle Dallas, Texas 75231	U.S.A.
Addison Barry Rand	Former Chairman and Chief Executive Officer Avis Group 500 Woodbine Road Stamford, Connecticut 06903	U.S.A.
Dr. W. Ann Reynolds	Director, Center for Community Outreach and Development The University of Alabama at Birmingham 933 19th Street South, Room 503-A Birmingham, Alabama 35294-2041	U.S.A.
Roy S. Roberts	Managing Director Reliant Equity Investors 401 N. Michigan Avenue Suite 550 Chicago, Illinois 60611	U.S.A.
William D. Smithburg	Retired Chairman and Chief Executive Officer The Quaker Oats Company 676 N. Michigan Avenue Suite 3860 Chicago, Illinois 60611	U.S.A.

John R. Walter	Chairman Ashlin Management Company 401 N. Ahwahnee Road Lake Forest, Illinois 60045	U.S.A.
Miles D. White	Officer of Abbott	U.S.A.